UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2006

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-130483

(Commission File Number)

51-0484716

(IRS Employer Identification No.)

1301 East 9th Street, Suite 3710, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2939

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants’ under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 17, 2006, TransDigm Group Incorporated issued a press release announcing its financial results for the fiscal year ended September 30, 2006 and certain other information. A copy of this press release is furnished with this Report as Exhibit 99.1 and is incorporated herein by reference.

A conference call and audio webcast presentation will be held on Friday, November 17, 2006 at 10:00 a.m., Eastern Time. To join the call, dial (866) 831-6247 and enter the pass code 67609836. International callers should dial (617) 213-8856 and use the same pass code. The webcast can be accessed online at http://www.transdigm.com. The call will be archived on the website and available for replay at approximately 12:00 noon. A telephone replay will be available for two weeks by dialing (888) 286-8010 and entering the pass code 58668123. International callers should dial (617) 801-6888 and use the same pass code.

Item 9.01. Financial Statements and Exhibits.

Exhibit No. 99.1    Press Release of TransDigm Group Incorporated, dated November 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By	/s/ Gregory Rufus
Gregory Rufus
Executive Vice President and Chief
Financial Officer

Date: November 17, 2006

Exhibit Index

Exhibit No. 99.1    Press Release of TransDigm Group Incorporated, dated November 17, 2006.